* THIS MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY.


                               LICENSE AGREEMENT
                               _________________


    This License Agreement ("Agreement"), dated as of September 5, 1997, (the "Effective Date" is made among

 1. Lanxide Technology Company L.P. of 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714-6077, U.S.A., a Delaware limited partnership ("LTC"),

 2. Nihon Cement Company, Ltd. of Ohtemachi Bldg., No. 6-1, 1-Chome, Ohtemachi, Chiyoda-ku, Tokyo 100, JAPAN, a Japanese corporation ("Licensee"), and

 3. Lanxide Corporation of 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714-6077, U.S.A., a Delaware corporation ("Lanxide").

     WHEREAS, LTC is wholly owned and controlled by Lanxide; and

     WHEREAS LTC holds rights in certain valuable technology and Lanxide holds rights in certain valuable trademarks; and

     WHEREAS, Licensee wishes to license certain of such rights for the purposes defined herein; and

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

I.      DEFINITIONS

     Terms used with initial capital letters in this Agreement shall have the meaning set forth below

 1.1 "Affiliates(s)" of a corporation or other entity means a Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such person.

 1.2 "AKN" shall mean AKN Corporation, a Japanese Company licensed by Lanxide K.K. in the field of brake components.

 1.3 "Ceramic-Reinforced Aluminum" ("CRA") shall mean materials comprised of a qdiscontinuous ceramic reinforcing phase and a continuous aluminum metal matrix phase.

 1.4 "CRA Materials" shall mean those items listed as inclusions in Schedule A to this Agreement.

 1.5 "DLC" shall mean Du Pont Lanxide Composites, Inc., a Delaware corporation licensed by Lanxide and its Affiliates in the field of aerospace, turbine engine heat exchanger and rocket nozzle components.

 1.6 "Government Entity" shall mean any sovereign, state or political subdivision thereof, whether foreign or domestic

 1.7 "Government Regulations" shall mean and include any and all terms, conditions and provisions of (a) any law, regulation, order, statute, decree, rule, writ, injunction, determination or award of any court or Governmental Entity and (b) any contract for research, development and/or manufacturing between LTC and any department or agency of the United States government but only to the extent such contracts reflect provisions required by clause (a) above to be included therein.

 1.8 "Japan" shall mean the country of Japan to the extent of its geographic boundaries as of the Effective Date.

 1.9 "Lanxide K.K." shall mean Lanxide Kabushiki Kaisha, a Japanese Stock Company licensed by Lanxide and its Affiliates with certain product rights in Japan.

 1.10 "LAP" shall mean Lanxide Armor Products, Inc. a Delaware Corporation licensed by Lanxide and its Affiliates in the field of armor products.

 1.11 "LEC" shall mean Lanxide Electronic Components, Inc. a Delaware Corporation licensed by Lanxide and its Affiliates in the field of electronic products.

 1.12 "Licensed Technology" shall mean Technology which is now or hereafter owned by LTC, and all other Technology licensed to LTC without restriction upon the grant of sublicenses, that is relevant to CRA Materials which are comprised of CRA, but excluding Technology the transfer or license of which, or an interest in which, would be expressly prohibited, either generally or specifically, by Government Regulations.

 1.13 "Permitted Licensees" shall mean licensees of Lanxide, LTC or Lanxide K.K. other than DLC, LAP, LEC or their successors or assigns.

 1.14 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

 1.15 "Raw Materials" shall mean ceramic powders, ceramic paper, fibers and/or polymers produced using technology owned by or licensed to Lanxide or its Affiliates.

 1.16 "Technology" shall mean technical information, know-how data, techniques, patents, patent applications and trade secrets.

 1.17   "Territory B" shall mean the geographic area as defined in Schedule B.

II.     GRANT OF TECHNOLOGY LICENSES

 2.1    Japan

 2.1.1 License to Licensed Technology. Subject to Government Regulations and the provisions of this Agreement, LTC hereby grants to Licensee a perpetual license to use the Licensed Technology solely for the manufacture of CRA Materials in Japan, and the sale of CRA Materials:

          (i) in Japan but only to Permitted Licensees who are licensed by Lanxide K.K. to use CRA Materials to manufacture cast products in Japan, and only for their use in manufacturing such licensed cast products, and

         (ii) in Territory B but only to Permitted Licensees who are licensed by Lanxide and/or LTC to use CRA Materials to manufacture cast products in Territory B, and only for their use in manufacturing such licensed cast products.

 2.1.2 Non-Exclusive Using/Selling Rights. The license of Licensed Technology granted under paragraph 2.1.1 shall be exclusive in Japan except that:

          (i) the Licensees right to sell CRA Materials to AKN shall be non-exclusive,

         (ii) DLC, LAP, LEC or their successors or assigns shall retain the right to make and use CRA Materials in Japan, and

        (iii) it shall be subject to the rights, now or in the future, of other authorized users of the Licensed Technology to use CRA Materials within Japan; provided that LTC agrees not to grant to any party any future license rights, beyond the scope of the license rights granted to DLC, LAP, LEC and AKN, to make and sell products made using CRA Materials in Japan.

 2.1.3 Rights Outside Japan. The license granted under paragraph 2.1.1 shall not include:

          (i) any rights to use the Licensed Technology for the manufacture of CRA Materials outside the Japan, or

         (ii) any right to export CRA Materials from Japan except the right to sell CRA Materials non-exclusively in Territory B to Permitted Licensees who are licensed by Lanxide and/or LTC to use CRA Materials to manufacture cast products in Territory B but only for their use in manufacturing such licensed cast products.

 2.2    Territory B.

 2.2.1 License to Licensed Technology. Subject to Government Regulations and the provisions of this Agreement, LTC hereby grants to Licensee a perpetual license to use the Licensed Technology in Territory B solely for the manufacture of CRA Materials in Territory B and the sale of CRA
        Materials:

          (i) in Japan but only to Permitted Licensees who are licensed by Lanxide K.K. to use CRA Materials to manufacture cast products in Japan, and only for their use in manufacturing such licensed cast products

         (ii) in Territory B but only to Permitted Licensees who are licensed by Lanxide and/or LTC to use CRA Materials to manufacture cast products in Territory B, and only for their use in manufacturing such licensed cast products.

 2.2.2 Non-Exclusive Using/Selling Rights. The license of Licensed Technology granted under paragraph 2.1 shall be non-exclusive and subject to:

          (i) the rights of DLC, LAP, LEC or their successors or assigns to make and use CRA Materials within Territory B, and

         (ii) the rights, now or in the future, of other authorized users of the Licensed Technology to use CRA Materials within Territory B.

 2.2.3 Rights Outside Territory B. The license granted under paragraph 2.2.1 shall not include:

          (i) any rights to use the Licensed Technology for the manufacture of CRA Materials outside Territory B or

         (ii) any right to export CRA Materials from Territory B except the right to sell CRA Materials non-exclusively in Japan to Permitted Licensees who are licensed by Lanxide K.K. to use CRA Materials to manufacture cast products in Japan but only for their use in manufacturing such licensed cast products.

 2.3 Limitations on License. With respect to the Licensed Technology, Licensee and its authorized sublicensees may conduct design and engineering on Product applications and manufacturing. New materials development and process research relating to Licensed Technology may performed by Licensee and its authorized sublicensees to the extent that is related to the development or manufacture of CRA Materials.

 2.4 Sublicensing Rights. The Licenses granted under paragraph 2.1 and 2.2 shall not include the right to grant sublicenses without the prior written consent of LTC, except that the Licensee may sublicense its wholly owned subsidiary Celanx Kabushiki Kaisha ("Celanx'') to use the Licensed Technology on terms no less restrictive to Celanx than those granted to the Licensee in this Agreement. In the event of such sublicense Celanx shall affirm its obligations to Lanxide and LTC as if it were the Licensee.

 2.5 Reservation of Rights. No rights are granted under the Licensed Technology except as expressly set forth in this Section 2 and all rights not expressly granted are reserved.

 2.6 Provision of Technology. Subject to applicable Government Regulations, including obtaining any necessary licenses prior to disclosure, LTC or Lanxide shall, make available in the English language and U.S. units of measurement to Licensee at Licensee's request: (i) within two weeks of the Effective Date complete copies of all standard Operating Procedures in use at Lanxide used for the Manufacture of CRA Materials;
        (ii) prompt training at Lanxide facilities in Newark, Delaware of any engineers provided by Nihon Cement or Celanx KK with respect to CRA Materials; (iii) additional technical support at a cost to Licensee equal to LTC's or Lanxide's fully burdened cost according to Generally Accepted Accounting Principles (GAAP) and on a basis of availability no less favorable to the Licensee than that afforded to any other licensee of the Licensed Technology.

 2.7 Protection of Technology. Licensee shall not use and shall not permit its authorized sublicensees to use the Licensed Technology for any purpose other than to manufacture, use and sell CRA Materials, as provided in this Agreement. Licensee shall take no action in respect of the Licensed Technology which is inconsistent with the terms of the licenses granted under this Agreement.

 2.8 Acknowledgment of Rights; Patent Marking. Licensee acknowledges that Licensee's right to use the Licensed Technology arises only out of the licenses granted under this Agreement. All CRA Materials manufactured under issued patents of LTC shall bear a patent notice as may be necessary or desirable under the Laws of the applicable Government Entities.

 III.   FEE AND ROYALTY

 3.1 Fee Payment and Amount. Licensee shall pay to LTC a license fee in accordance with the following schedule:

         *

        Payment to be made on or before September 5, 1997 to Lanxide K.K. as the agent of Lanxide (the "Fee").

         *

 3.2 Third Party Royalties. In any case where use of Licensed Technology requires or required LTC to pay a royalty to a third party (whether lump-sum or payable by reference to sales) under the terms of any future third party license that LTC may enter into, then in the event that Licensee determines to use such Technology, Licensee will be responsible for payment to LTC of a further amount equal to the royalty payable to the third party attributable to sales by Licensee and its authorized sublicensees. In case LTC needs to obtain a third party technology which LTC is aware may be useful to licensee and therefore may require Licensee to be responsible for additional royalty, Lanxide shall let Licensee know the need, with prior written form, and consult with Licensee as to whether such additional technology is truly necessary. If Licensee decides such technology is unnecessary, Licensee shall have the right not to use such third party technology and therefore not be required to pay any third party royalty associated therewith. Even though Licensee decides such technology is unnecessary, subject to the terms of this License Agreement, Licensee can use licensed technology not requiring such third party royalty.

 3.3 Tax Withholding. Licensee may withhold taxes from royalties payable hereunder only to the extent that such withholding is required under applicable law and to the extent that Licensee provides copies of all documents required by LTC hereunder to claim credit for such foreign tax payment.

 3.4 Payment and Accounting. Third party royalties due under this Agreement shall be paid in U.S. dollars to the bank account specified by LTC within 45 days after each of December 31, March 31, June 30 and September 30, in relation to the period of three (3) calendar months (or less in the case of the first such period) ending on such date. Overdue payments shall bear interest at the annual rate of two percent (2%) above the prime rate of Citibank, in New York.

 3.5 Books and Records. Licensee shall keep proper books and records showing the description and price of products sold, and such records shall be open at all reasonable times to inspection by Lanxide or its representatives, who shall be entitled to take copies of such books and records.

 3.6 Currency Conversion. For the purpose of converting into U.S. dollars the currency in which royalties may arise, the rate of exchange to be applied shall be the rate of exchange for the purchase of U.S. dollars with the currency quoted by Citibank, in New York as at the close of business on the last business day of the quarterly period to which a payment shall relate.

 IV.    TERM AND TERMINATION

 4.1 Effective Date. This Agreement shall come into effect upon the Effective Date set forth in the first page hereof. This Agreement shall thereafter be perpetual and non-cancellable, subject to earlier termination as provided herein.

 4.2 Events of Termination. This Agreement may be terminated upon the happening of any of the following events:

          (i) Upon written notice from LTC or Lanxide, in the event that Licensee is in material breach of any of its obligations under this Agreement each dated one year earlier than the date hereof to which both Licensee and Lanxide are parties, and fails to remedy that breach within 30 days after receipt of written notice from LTC or Lanxide, requiring it to remedy that breach;

         (ii) Upon written notice from LTC or Lanxide, in the event that Licensee ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt;

        (iii)   Upon written notice by Licensee to LTC.

         (iv)   As provided elsewhere in this Agreement

 4.3 Effects of Termination. On termination of this Agreement for any reason, the following provisions shall have effect;

          (i) All licenses and rights granted to Licensee by Licensor shall forthwith cease and Licensee shall cooperate in cancelling any registration of such licenses.

         (ii) Licensee shall, except as otherwise agreed with LTC or Lanxide, as applicable, forthwith cease all use of the Licensed Technology and the Trademarks.

        (iii) Termination of this Agreement shall not affect the continued enforceability of Section 8 and the continued existence of the license from Licensee to Licensor under paragraph 6.1 hereunder of improvements and inventions made up to the date of termination.

         (iv) Licensee shall promptly deliver all Proprietary Information in all forms to LTC or to its authorized representatives

 4.4 LTC License. In the event that Lanxide ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt, as a result of action or inaction by some Person other than Licensee or LTC or a Person controlled by Licensee or LTC; LTC shall take the measures under the applicable laws to retain its rights under any agreement between LTC and Lanxide relating to the Licensed Technology, as such rights existed immediately before the happening of such an event.

V.      GOVERNMENT REGULATIONS, ETC.

5.1 Compliance with Government Regulations. The grant of licenses and the transfer of Licensed Technology under this Agreement shall be conditional on all necessary governmental consents and licenses being obtained and maintained. LTC and Licensee shall use reasonable efforts to obtain all such consents and licenses. Licensee shall comply with all Government Regulations governing export of goods and information from Japan and Territory B and between the various countries of Japan and Territory B, including without limitation the Export Administration Regulations of the United States (15 C.F.R. 730 et seq.) as such may be amended from time to time, and the terms of any licenses or consents obtained.

VI.     PATENTS AND IMPROVEMENTS

6.1 Rights in Inventions. Licensee shall promptly disclose to LTC any inventions or improvements which relate to composition and processing of Ceramic-Reinforced Aluminum as material for CRA Materials that are made by Licensee's employees or by the employees of any authorized sublicensees without the participation of any of the employees of LTC or its Affiliates and Licensee shall obtain the right to grant, and grant, to LTC a full world-wide, royalty-free, perpetual, irrevocable, non-exclusive license to make, use and sell such improvements or inventions in any manner not prevented by the terms of the license to Licensee under this agreement, with full right by LTC to grant sublicenses of such improvements or inventions which themselves include the right to sublicense.

        The provisions of this Section 6.1 shall not affect the ownership of inventions or improvements made by employees of LTC or its Affiliates (with or without the participation of the employees of the Licensee or its authorized sublicensees) which inventions and improvements shall be the property of LTC or its Affiliates, but subject to the license granted under this Agreement.

6.2 Prosecution and Registration. Licensee shall not seek any patent or other intellectual property registration in relation to the Licensed Technology in its own name, other than improvements and inventions relating to the Licensed Technology made by Licensee's employees with or without the participation of employees of authorized sublicensees or contract manufacturers. Licensee will cooperate with LTC as reasonably requested by LTC in relation to obtaining and prosecuting patents in the name of LTC. In addition LTC and Licensee shall cooperate in seeking the registration of this Agreement or of an executed registered user agreement as may be necessary or desirable under the laws of any country to record the patent license granted under this Agreement at the reasonable expense of Licensee.

6.3 Actions and Claims Against Third Parties. If, during the term of this Agreement, Licensee learns of any infringement, unfair competition or misappropriation ("Infringement") by a third party of any Licensed Technology licensed exclusively to Licensee, Licensee shall promptly and fully notify LTC in writing.

6.4 Infringement Claims by Third Parties. If, during the term of this Agreement, any claim or action is threatened or commenced by a third party alleging Infringement of third party rights by practice of Licensed Technology by Licensee, Licensee shall promptly and fully notify LTC in writing.

6.5 Procedure. LTC shall have the right, but not the obligation, to take all reasonable steps to prosecute or defend any such claim or action relating to the matter set forth in paragraphs 6.3 or 6.4, and may institute, defend, or settle claims, actions or proceedings at its expense. Licensee, at LTC's request shall render all reasonable assistance and cooperation at LTC's expense. If LTC refuses or fails to take or defend such actions within six (6) months after receipt of the notice described above (or such shorter period as shall be reasonable in the circumstances), then Licensee shall have the right (but not the obligation), after first notifying LTC in writing, to institute, defend or settle such actions or claims or proceedings, which shall be at Licensee's expense. In such case LTC, at Licensee's request, shall render all reasonable assistance and cooperation at Licensee's expense, and LTC shall have the right to participate in such proceedings through LTC's own counsel. In no event shall LTC bear any expense of any claims, actions, or proceedings not instituted or defended by LTC unless their written consent is obtained prior to the institution or defense of such claims, actions, or proceedings. In addition, LTC will have the right to instruct Licensee to modify or terminate any practices which have given rise to a claim of Infringement of third party rights.

VII.    CONFIDENTIALITY, RESTRICTED DISCLOSURE AND LIMITED USE COMMITMENTS.

7.1 Confidentiality Undertaking. The parties hereto shall (i) treat as confidential all Proprietary Information (as hereinafter defined) which is obtained by a receiving party directly or indirectly from a disclosing party in connection with this Agreement, and (ii) not disclose the same to any third party nor use the same, except as provided herein. The provisions of this Section shall apply, without limitation, to all information learned by the parties in the course of implementing this Agreement concerning the business, assets, customers, processes or methods of Lanxide, LTC, or Licensee, or their Affiliates. The provisions of Section 7 shall remain in effect during the term of this Agreement and for a period of five (5) years after termination or expiration of the Agreement.

7.2 Proprietary Information. As used herein, "Proprietary Information" means any information of Lanxide, LTC, Licensee, or their Affiliates that might reasonably be considered proprietary, sensitive or private, including but not limited to the following:

          (i) Technical information, know-how, data, techniques, discoveries, inventions, ideas, unpublished patent applications, proprietary information, formulae, analyses, laboratory reports, other reports, financial information, studies, findings, or other information relating to Lanxide, LTC, Licensee, or their Affiliates, or the Licensed Technology or methods or techniques used by Lanxide, LTC, Licensee, or their Affiliates, whether or not contained in samples, documents, sketches, photographs, drawings, lists, and the like;

         (ii) Data and other information employed in connection with the marketing of the products of Lanxide, LTC, Licensee, or their Affiliates including cost information, business policies and procedures, revenues and markets, distributors and customers, and similar items of information whether or not contained in documents or other tangible materials; and

        (iii) Any other information obtained by the parties to this Agreement during the term hereof, that is not generally known to, and not readily ascertainable by proper means by, third parties.

 7.3 Precautions. The parties hereto shall take all appropriate steps to prevent unauthorized disclosure of any Proprietary Information by their employees, which steps include the execution by all such persons of written agreements containing obligations of confidentiality, restricted disclosure and limited use relative thereto consistent with this Section 8 prior to disclosure of Proprietary Information to them. The parties shall not permit access to Proprietary Information by their employees, except on a need-to-know basis. The parties shall further take all appropriate steps to protect the Proprietary Information against espionage, misuse, loss or theft.
 7.4 Exclusions. The provisions of this Section 7 shall not apply to any Proprietary Information after (i) it has become generally available to the public through no fault of the receiving party or its employees,
        (ii) the receiving party can prove by clear and convincing documentary evidence that it was in its possession before disclosure hereunder and did not come directly or indirectly from the disclosing party or
        (iii) it becomes known to the receiving party through lawful disclosure from a third party that is not subject to a confidentiality agreement with any disclosing party or Affiliate.

 7.5 Permitted Disclosure. Proprietary Information may not be disclosed by the receiving party without the prior written consent of the disclosing party, except that:

          (i) Lanxide or LTC, as appropriate, may disclose such Proprietary Information to their employees on a need-to-know basis for the purposes of this Agreement in accordance with paragraph 8.3.

         (ii) Lanxide may disclose Licensee's Proprietary Information to its Affiliates or its other licensees or sublicensees of the Licensed Technology, provided that prior to disclosure of the Proprietary Information, such Persons execute written agreements containing obligations of confidentiality consistent with this Section 7.

        (iii) In the event that a third party wishes to evaluate Licensee's proprietary technology in connection with a business transaction with Lanxide or its Affiliates, Lanxide may disclose as much of Licensee's Proprietary Information to that third party as is necessary to conduct such evaluation, provided that prior to disclosure such third party executes a written agreement prohibiting use of the Proprietary Information for any reason other than evaluation of this technology and containing obligations of confidentiality consistent with this section 7.

 7.6 Government Regulations. The provisions of this Section 7 shall not be deemed to obligate either party to do or refrain from doing any act, the doing or not doing of which would cause or reasonably be expected to cause either party to fail to fulfill or comply with any obligation or requirement imposed by any Governmental Regulation, provided that, any disclosures of Proprietary Information made to fulfill or comply with any such Regulation shall be made (i) only after notice to the other party, and (ii) under conditions invoking all confidentiality protections as are available by law or regulation.

 VIII.  MISCELLANEOUS

 8.1 Warranty of LTC; Indemnity. LTC hereby represents and warrants that to the best of its knowledge, use of the Licensed Technology for the manufacture and sale of CRA Materials in Japan and Territory B will not, in any material respect, infringe any patent, copyright, design right, utility model right or any other proprietary right owned or controlled by any third party in Japan or Territory B. LTC shall indemnify the Licensee against any and all loss, charges, damages, costs and expenses, including without limitation reasonable attorneys' fees, incurred by Licensee as a result of LTC's breach of the warranty contained in this paragraph 8.1, provided Licensee abides by the procedures set forth in paragraph 6.5 hereto.

 8.2 No Other Warranties. LTC and Lanxide make no other warranty or representation beyond those in section 8.1 hereto with respect to the Trademarks the Licensed Technology or other assistance furnished under this Agreement, or with respect to the Trademarks, nor are LTC or Lanxide in any way responsible for the accuracy, utility or completeness of any Licensed Technology or other assistance furnished under this Agreement. LTC AND LANXIDE HEREBY EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, WITH RESPECT TO THE TRADEMARKS OR THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT (BEYOND THOSE SPECIFIED IN SECTION 8.1 HERETO), MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. LTC AND LANXIDE DO NOT IN ANY WAY PROMISE THAT THE LICENSED TECHNOLOGY WILL PRODUCE ANY PARTICULAR RESULTS, PRODUCTS OR PROFITABILITY.

 8.3 Force Majeure. Neither party shall be liable for failure to perform its obligations hereunder for so long as that failure may be the result of any event beyond its reasonable control (a "force majeure" event), provided that such party uses all reasonable efforts to comply with the terms of this Agreement to the extent that it is able to do so.

 8.4 Waivers. The failure at any time of either party to require performance by the other party of any obligation required by this Agreement shall in no way affect the first party's right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision of this Agreement by the other party constitute a waiver of any other breach of the same or any other provision or constitute a waiver of the obligation itself.

 8.5 Amendment. This Agreement may be amended only by an instrument in writing duly executed by the parties hereto.

 8.6 Assignability. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each party hereto. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part by any party without the prior written consent of the other parties, except that LTC shall have the right to transfer its rights and obligations to an Affiliate.

 8.7 Notices. In any case where any notice or other comnunication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this paragraph 8.6) such notice or communication (i) shall be in writing and in the English language, (ii) shall be sent to the parties set out below, and
        (iii) shall be (A) personally delivered, (B) sent by postage prepaid registered airmail, (C) transmitted by telecopy receipt of which is confirmed, (D) sent by courier service requiring signature on receipt, as follows:

                If to LTC, to:

                Lanxide Technology Company, L.P.
                c/o Lanxide Corporation, General Partner
                1300 Marrows Road
                P.O. Box 6077
                Newark, DE 19714-6077
                U.S.A
                Attention:  President

                If to Lanxide, to:

                Lanxide Corporation
                1300 Marrows Road
                P.O. Box 6077
                Newark, Delaware 19714-6077
                U.S.A.
                Attention:  President
                If to Licensee, to:

                Nihon Cement Company, Ltd.
                Ohtemachi Bldg.,
                No. 6-1, 1-Chome, Ohtemachi,
                Chiyoda-ku, Tokyo 100,
                JAPAN
                Attention:  President

        All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, or if by courier, (ii) on the tenth business day following posting if by postage prepaid registered airmail, or (iii) when sent with confirmed answer back if sent by telecopy.

 8.8 Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, United States of America.

 8.9 Forum Jurisdiction, Venue and Service. The Licensee hereby irrevocably and unconditionally:

          (i) agrees that any action, suit or proceeding by any person arising from or relating to this Agreement or any statement, course of conduct, act, omission, or event occurring in connection herewith (collectively, "Related Litigation'') may be brought in any state or federal court of competent jurisdiction sitting in the State of Delaware, submits to the jurisdiction of such courts, and to the fullest extent permitted by law agrees that it will not bring any Related Litigation in any other forum;

         (ii) waives any objection which it may have at any time to the laying of venue of any Related Litigation brought in any such court, waives any claim that any such Related Litigation has been brought in an inconvenient forum, and waives any right to object, with respect to any Related Litigation brought in any such court, that such court does not have jurisdiction over the Licensee; and

        (iii) consents and agrees to service of any summons, complaint or other legal process in any Related Litigation by registered or certified U.S. mail, postage prepaid, to the Licensee at the address for notices described in paragraph 9.6 hereof, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

 8.10 Interpretation. The headings of the sections and paragraphs in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof. The Agreement is executed in the English language.

 8.11 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral and written, if any, among the parties hereto with respect to the subject matter of this Agreement.

 8.12 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but, except as provided in paragraph 4.2, this Agreement shall remain in force in all other respects.

 8.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

   LANXIDE CORPORATION                      NIHON CEMENT COMPANY LTD.

     BY:   /s/Marc S. Mewkirk                 BY:   /s/Michio Kimura
         _________________________                _______________________

   NAME:    Marc S. Newkirk                 NAME:    Michio Kimura
         _________________________                _______________________

  TITLE:    President                      TITLE:    President
         _________________________                _______________________

   LANXIDE TECHNOLOGY COMPANY L.P.

     BY: LANXIDE CORPORATION
         General Partner

     BY:   /s/Marc S. Mewkirk
         _________________________

   NAME:    Marc S. Newkirk
         _________________________

  TITLE:    President
         _________________________


                                   SCHEDULE A
                                   __________

"CRA Materials" shall mean

a) Ceramic-reinforced aluminum ("CRA") ingot for making cast CRA products; and

b)    CRA concentrate for making cast CRA products.


                                   SCHEDULE B
                                   __________

                                  TERRITORY B

      The following countries and administrative divisions to the extent of their territorial boundaries as of the Effective Date:

Australia
Brunei
Burma
Cambodia
China
Indonesia
Laos
Malaysia
Mongolia
New Zealand
North Korea
Papua New Guinea
Philippines
Singapore
South Korea
Taiwan
Thailand
Vietnam